Equity Transfer Agreement

The Agreement is made by and between the following parties at Chaoyang District, Beijing, China on November 14, 2017:

Transferee (hereinafter referred to as “Party A”): Sheng Ying Xin (Beijing) Management Consulting Co., Ltd.

Legal Representative: Jianxin Lin

Address: Units 13-14, 1501, Unit 1, Building 1, No.1 East Third Ring Middle Road, Chaoyang District, Beijing

Transferor (hereinafter referred to as “Party B”): Beijing Tianhuang Tongda Technology Co., Ltd.

Legal Representative: Zixuan Xu

Address: No. 302, Building 19, No. 68 South Xueyuan Road, Haidian District, Beijing

Whereas:

1. Beijing Anytrust Science & Technology Co., Ltd (hereinafter referred to as “Target Company”) is a limited company, validly incorporated on June 9, 2014 and continuing to be in existence in accordance with the Company Law of the People’s Republic of China and other relevant laws and regulations. Its registered capital is RMB 7.5 million; its unified social credit code is 91110108397467740E; its legal representative is Zhiqiang Yang, and its registered address is Room 1501, Floor 15, Kunxun Building, No.9 Zhichun Road, Haidian District, Beijing.

2. Party A is a limited liability company, validly incorporated on September 16, 2014 and continuing to be in existence in accordance with the Company Law of the People’s Republic of China and other relevant laws and regulations. Its registered capital is RMB 50 million and its unified social credit code is 911101053182983370.

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3. Party B is a limited liability company and is validly incorporated on January 4, 2010 and continuing to be existence in accordance with the Company Law of the People’s Republic of China and other relevant laws and regulations. Its registered capital is RMB 500,000 and its unified social credit code is 91110108699611971H. Party B is the only shareholder of the Target Company, holding 100% of the equity interest and all relevant rights and interests of the Target Company.

4. Party B intends to transfer 100% of the equity interest and all relevant rights and interests of the Target Company held by it, to Party A, and Party A agrees to the transfer.

In view of the above, this agreement is made by and between Party A and Party B, on an equal and mutually beneficial basis, in accordance with the Contract Law of the People’s Republic of China, the Company Law of the People’s Republic of China and other relevant laws and regulations to transfer 100% of the equity interest and all relevant rights and interests in the Target Company for both parties to follow.

Article 1 Equity Transfer Conditions

1. Party A shall be the legal transferee, conforming to the requirements of relevant supervision departments of the equity interest and all relevant rights and interests in Target Company.

2. Party B shall guarantee that the financial affairs and accounts are authentic, free and clear from legal risks that run against the fulfillment of the agreement.

3. Party B shall guarantee that the incorporation and existence of the Target Company is valid and free from conditions that affect its valid existence, undisclosed debts, administrative penalty, and other infringement or violations.

4. Party B shall guarantee that its right of disposition for 100% of the equity interest and all relevant rights and interests of Target Company is free from any defect.

5. Party B shall fully cooperate with Party A or any organization designated by Party A to conduct financial and legal due diligence on the Target Company and provide all relevant materials. In the event the results of such due diligence indicate that the Target Company has debt disputes or other defects, which cannot be resolved in a manner satisfactory to Party A, or other potential risks that make the ultimate purpose of this agreement impossible, Party A shall have the right to terminate this agreement unilaterally and Party B shall refund the payments it has received and assume responsibility for breach of this agreement.

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Article 2 Equity Transfer

1. Party B agrees to transfer 100% of the equity interest and all relevant rights and interests in the Target Company, held by it to Party A in accordance with this agreement. Party A agrees to accept 100% of the equity interest and all relevant rights and interests in the Target Company in accordance with this agreement.

2. After the equity interest and rights and interests in Target Company are transferred to Party A, Party B shall guarantee that Party A can actually receive100% of the equity interest and corresponding shareholder’s rights and shall cooperate with Party A to complete the change of registration for the equity interest in the Target Company at the relevant Administration for Industry and Commerce. Party B shall deliver all relevant materials, documents and ownership of Target Company to Party A. Party B shall also guarantee that the Target Company will be free from any condition that will make the change of registration for the equity interest in the Target Company impossible when such change of registration shall be conducted at relevant registration authority.

Article 3 Equity Transfer Price

Both parties agree that the sale price for 100% of the equity interest and all relevant rights in the Target Company is ¥12,000,000 in total (RMB twelve million yuan).

Article 4 Payment and Transaction Process

1. Within two days after the execution of this agreement, Party A shall pay RMB 200,000 (RMB Two Hundred Thousand) to Party B as down payment. Party B shall actively cooperate with Party A or any third party designated by Party A to conduct relevant due diligence on the target company and provide such relevant materials as requested by Party A or such third party designated by Party A.

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2. After Party A completes the due diligence, Party A and Party B shall prepare all materials required for the shareholder change registration, which shall conform to the requirements of the relevant departments, as soon as possible and within two days if the due diligence results are consistent with those stated by Party B (the valid incorporation and existence of the Target Company, free from conditions that affect its valid existence, undisclosed debts, administrative penalty, other infringement or violations). Party A shall actively cooperate with Party B to conduct the shareholder change registration at the relevant Administration for Industry and Commerce. Party B shall pay off all the debts of Target Company, disclosed to Party A, and all other debts of Target Company before control of the Target Company is effectively transferred as per this agreement and before conducting such registration change at the relevant Administration for Industry and Commerce.

Party A shall pay RMB 5 million (RMB Five Million) to Party B within two days after the above mentioned registration change has been effected for the change in equity interest.

3. Party A shall pay the balance to Party B within two days after the equity interest in the target company is transferred to Party A and Party B delivers the all the relevant certificates, licenses, seals, account books and other documents and materials of the Target Company to Party A.

Article 5 Obligations of Transferor

1. Party B shall actively cooperate with Party A or any third party designated by Party A to conduct due diligence on the Target Company, including financial and legal due diligence and other due diligence related to this acquisition.

2. Party B shall promptly sign all relevant documents, related to the equity transfer, which need to be signed and provided by Party B.

3. Party B shall conduct registration change related to this equity transfer in accordance with this agreement.

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4. During the fulfillment of this agreement and after Party A pays the down payment, Party B promises that Party A is the sole and only transferee of the equity interest in the Target Company. Party B shall not transfer the equity interest in the Target Company to any third party other than Party A without the written consent of Party A, otherwise Party B shall refund 200% of the down payment Party A has paid and compensate Party A for all its other losses.

5. Party B shall guarantee that the equity interest of the Target Company is free from any guarantee, mortgage, pledge, seal up or limitation of rights caused by any third party in any form, or any legal defect that may affect the transaction (including but not limited to withdrawal of capital, feigned capital contributions, false contributions, ownership disputes, prohibition on or restriction of transfer).

6. Party B shall not damage the interests of the Target Company during the equity transfer.

7. Party B shall guarantee that it will be responsible for the all liabilities and other legal responsibilities of the Target Company before the equity interest of the Target Company is actually transferred and shareholder registration change is effected, including liabilities and other responsibilities imposed on the Target Company by compulsory documents such as judgments, verdicts or resolutions made by any competent court, arbitration institution or other state.

8. Party B shall guarantee that all the documents and materials signed by Party B, the Target Company or any other party (other than Party A) at the behest of Party B for accomplishing the transaction specified in this agreement, are authentic and valid.

Article 6 Obligations of Transferee

1. Party A shall promptly pay the specified sale price of the equity interest to Party B as per Article 4 of this agreement.

2. Party A shall fully cooperate with Party B to promptly conduct shareholder change registration at the relevant Administration for Industry and Commerce and other required procedures to accomplish the transaction.

3. Party A shall not damage the interests of the Target Company during the equity transfer.

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Article 7 Representations and Warranties

1. The transferor hereby makes irrevocable representations and warranties:

(1) Party B transfers 100% of the equity interest and all relevant rights and interests in the Target Company held by it to Party A on a voluntary basis. In addition, Party B shall strictly fulfill the obligations specified in this agreement.

(2) Any representation, statement, guarantee or commitment, made by Party B to Party A, arising from the transaction specified in the agreement, and any materials provided by Party B to Party A or any third party designated by Party A, shall be authentic, legal, valid and free from any imaginary, false or untrue information.

(3) The representative of Party B signing this agreement has been fully and duly authorized to sign this agreement.

(4) This agreement shall be a legal and valid document binding upon both Party A and Party B after it comes into effect.

(5) Party B guarantees that it will be responsible for all the debts of the Target Company before the control in the Target Company is transferred and shareholder change registration is completed and promises that it will pay off all the Target Company’s debts before the control is transferred and shareholder change registration is completed, otherwise Party A shall have the right to deduct such amounts from the sale price for the equity interest to be paid to Party B.

2. The transferee hereby makes irrevocable representations and warranties:

(1) Party A accepts 100% of the equity interest and all relevant rights and interests in the Target Company on a voluntary basis.

(2) Party A has all the rights to conclude this agreement and fulfill the rights and obligations thereunder.

(3) Party A guarantees that the meaning and expression of accepting 100% of the equity interest and all relevant rights and interests of the Target Company are authentic, and it has adequate conditions and capacity to fulfill this agreement.

(4) The representative of Party A signing this agreement has been fully and duly authorized to sign this agreement.

Article 8 Confidentiality

1. Both parties agree that the articles and any information such as the operation and financial conditions of one party, revealed by the party to the other party before the agreement is signed and during its period of validity, are confidential. Unless otherwise specified by both parties, either party receiving such confidential information shall keep such information confidential.

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2. Article 8 is an independent one. Both parties shall keep this agreement and the confidential information confidential regardless of whether this agreement is signed, amended, canceled or terminated . Neither party shall reveal any part of this agreement or other confidential information to any third party.

Article 9 Responsibility for Breach of Contract

1. In case either party fails to fulfill its obligations under this agreement, it shall assume corresponding responsibility for breach of agreement as follows:

(1) During the above due diligence and after this agreement is signed by P arty A, in the event Party A finds that the Target Company has an undisclosed debt issue other than the debts revealed to Party A, the equity interest in the Target Company is defective or there is a dispute over such equity interest, any condition that makes the equity transfer impossible, or the equity transfer of the Target Company cannot be approved by the registration authority for the Target Company, Party A shall have the right to terminate this agreement and Party B shall refund the payments it has received from Party A and pay an amount equal to the down payment to Party A as liquidated damages.

(2) In the event this agreement is terminated due to force majeure factors such as the change of national policies, Party B shall refund the payments it has received within three days of the termination of this agreement. Party B shall pay an amount equal to 0.05% per day of the said amount to be refunded to Party A as liquidated damages accruing from the date of payment through the date of refund.

(3) In the event Party A fails to pay the specified sale price for the equity interest to Party B in accordance with this agreement, it shall pay an amount equal to 0.05% of the due amount to Party B as liquidated damages on a daily basis accruing from the date the amount is due through payment date. Party B shall have the right to terminate the agreement unilaterally without refunding any payment it has received if the overdue payment exceeds 15 days.

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(4) In the event Party B fails to promptly fulfill any obligation and it still fails to fulfill such obligation after five days of receipt of Party A’s notice of default, Party B shall pay an amount equal to 0.05% of the total sale price of the equity interest to Party A as liquidated damages on a daily basis accruing from the expiration of the fifth day of receipt of the said notice of default through payment or termination of this agreement, whichever is earlier; if this amount is not paid after 15 days, Party A shall have the right to terminate this agreement unilaterally and ask Party B to refund the payments it has received. In the event of such termination, in addition to the aforementioned liquidated damages, Party B shall pay an amount equal to 30% of the total sale price for the equity interest to Party A as liquidated damages.

(5) In case it is impossible to conduct the shareholder registration change registration for the equity transfer due to any reason caused by Party B or the Target Company, Party A shall have the right to terminate the agreement unilaterally, and Party B shall refund the payments paid by Party A and pay an amount equal to 30% of the total sale price for the equity interest as liquidated damages to Party A.

2. Any delinquent party violating Article 8 of the agreement shall pay an amount equal to 30% of the total sale price for the equity interest to the innocent party as liquidated damages.

3. Without prejudice to the above provisions, a delinquent party shall compensate the innocent for the all losses suffered by the innocent party due to the violation of this agreement by the delinquent party.

Article 10 Applicable Law and Dispute Settlement

1. The law of the People’s Republic of China (excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) is applicable to the establishment, validity, interpretation, performance and dispute settlement arising from this agreement.

2. Both parties shall solve any dispute arising from this agreement through friendly negotiations at first. If such negotiations fail, either party may file a lawsuit with the People’s Court with jurisdiction over the place of agreement performance, namely the place where the Target Company is registered.

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Article 11 Agreement Amendment, Modification or Supplement

Any amendment, modification or supplement to the Agreement shall be in written form after it is negotiated and agreed by both parties. And such amendment, modification or supplement shall come into effect after it is duly and officially signed by both Party A and Party B.

Article 12 Special Provisions

1. In addition to following relevant laws and regulations, any publicity and notice related to the existence, contents and fulfillment of this agreement shall be approved and agreed by both parties in written form in advance.

2. The date of handing over the control in the Target Company, namely the date of issuing a new business license for the Target Company after the equity interest in the Target Company have been transferred to Party A shall serve as the cut-off date for Party B’s responsibility for the Target Company’s debts (the “Cut-Off Date”). Party B shall continue to be responsible for the debts and corresponding legal responsibility (including those debts and responsibility of the Target Company after the cut-off date due to any circumstance incurred before the Cut-Off Date) prior to the Cut-Off Date date (including the Cut-Off Date), and Party A shall be responsible for the debts and corresponding legal responsibility of the Target Company after the Cut-Off Date (excluding the Cut-Off Date). In the event Party A is unable to obtain 100% of the equity interest and all relevant rights and interests of the Target Company for any reason that is not caused by Party A, Party A will not assume any of Target Company’s debts and legal responsibilities.

3. Party A, Party B and the Target Company shall be responsible for their respective taxes and expenses incurred for fulfilling this agreement as per relevant national and local regulations.

4. In order to fulfill the agreement, Party A, Party B and the Target company shall promptly sign all relevant documents (e.g. the relevant equity transfer agreement in format and text required by the Administration for Industry and Commerce that has the jurisdiction over the Target Company) as per the format required by relevant competent departments. Such documents are used for reference only and they shall not be the basis for both parties’ legal rights and obligations. Party B shall take full responsibility if it and the target company ask Party A to fulfill obligations or claim any right based on such documents . The delinquent party shall compensate for the losses of Party A or the target company hereof.

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5. Both parties shall contact each other as per the contact information and addresses listed on the first page of the agreement. In case such information has any change, the party who has such change shall promptly inform the other party in written form

Article 13 Validity and Text

1. The agreement comes into effect after it is sealed by both parties.

2. The agreement is made in duplicate, one for each party and they shall have the equal legal effects.

(The remaining of the page is left blank intentionally)

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(The page is for signing the Equity Transfer Agreement)

Party A (seal): Sheng Ying Xin (Beijing) Management Consulting Co., Ltd.

Legal Representative: Jianxin Lin

Signature:

Date: November 14, 2017

Party B (seal): Beijing Tianhuang Tongda Technology Co., Ltd.

Legal Representative: Zixuan Xu

Signature:

Date: November 14, 2017

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